INTELLICHECK

Intellicheck, Inc. (NYSE American: IDN)

Oppenheimer Emerging Growth Conference

May 2018

Safe Harbor Statement

Certain statements in this presentation constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Words such as "will," "believe," "expect," "anticipate“, "encouraged" and similar expressions, as they relate to the company or its management, as well as assumptions made by and information currently available to the company's management identify forward-looking statements. There is no assurance that the proposed changes in the company’s business model will result in positive cash flows or profitability. Actual results may differ materially from the information presented here. Additional information concerning forward looking statements is contained under the heading of risk factors listed from time to time in the company's filings with the Securities and Exchange Commission. We do not assume any obligation to update the forward-looking information.

Intellicheck at a Glance

INTELLICHECK™

- Intellicheck delivers instant, accurate identification authentication solutions to significantly reduce fraud at the retail and banking level
- SaaS based products include Retail ID; Age ID; Law ID and Defense ID
- Intellicheck's Retail ID Online authentication tool is stopping online fraud in the rapidly expanding e-commerce channel
- SaaS products serve large and growing addressable market, which includes companies within retail, financial, law enforcement, hospitality and defense sectors
- Headquartered in Melville, New York with a new CEO, Bryan Lewis, who started in early 2018





Investment Highlights

Market Opportunity	– Retail Fraud Loss estimated at $16.8 billion in 2017 (Javelin Strategy & Research) – 145 million Names, Dates of Birth and Social Security Numbers stolen in Equifax Breach – Estimated 12-18 month “data breach to fraud occurrence” (Accenture PLC)
Unique Position in Ecosystem	– Innovative solutions with the ability to authenticate government ID credentials from hundreds of unique barcode formats – SaaS offering designed for today’s network-centric, online and mobile world (optimized for smartphones, tablets and legacy systems) – Significant patent protection – 20+ patents granted
High Gross Margin Operating Profile with Accelerating SaaS Growth	– Strong revenue retention and visibility due to nature of customer and partner relationships – Growing blue chip customer base accelerated through master service agreements with two of the five largest financial institutions in North America
New Leadership in Place	– Bryan Lewis joined Intellicheck in early 2018 • Prior to joining Intellicheck, Mr. Lewis was Chief Operating Officer at Third Bridge, Inc., where he oversaw company growth from 100 to 600 employees and a CAGR of 56% in a four-year period. • Previously, Mr. Lewis held senior leadership positions at BondDesk (sold to TradeWeb), TheMarkets.com (sold to Capital IQ), Reuters, Barra (sold to MSCI) and Bloomberg. He began his career as a bond trader and has a solid understanding of the capital markets

Market Opportunity

Financial / Retail

Challenge

- Fraud related to Identity Theft in the retail sector is estimated at $16.8B annually and growing*
    - Counterfeit driver licenses are used by fraudsters in 'card not present' transactions and to apply for credit at brick-and-mortar locations or online
    - Counterfeit driver licenses are used by fraudsters to return stolen merchandise

Solution

- Intellicheck's products for the finance and retail markets instantly identify counterfeit driver licenses
    - Instant authentication alerts retailers of fraud
    - Intellicheck's Retail ID extracts information from authentic driver licenses and instantly populates credit card and customer loyalty applications
        - Significantly increases credit and loyalty applications

Law Enforcement / Public Safety

Challenge

- Law Enforcement Officers (LEO) often do not have instant access to critical information on contacted individuals (wants, warrants, BOLOs, protective orders, etc.)
    - Current processes require LEO to turn their backs on contacts, sit in vehicles and type information onto laptops, or call dispatch via radio and wait in the queue
    - Many LEO do not have the tools needed to access to critical threat information (non-uniformed, detectives, task forces, gang squads, etc.)

Solution

- Law ID quickly authenticates contact's ID, retrieves, parses and displays threat analysis information from sensitive data sources (FBI, State, DMV, etc.)

* Javelin Strategy & Research

Intellicheck SaaS Offering

Product	Application	Customers	Addressable Market
RETAIL ID®	Reduces credit and stolen merchandise return fraud while increasing credit card and loyalty program applications and conversions	Commercial application for retailers as well as financial institutions (both physical locations and online)	RETAIL/FINANCIAL
LAW ID®	Provides instant threat analysis of wanted or potentially dangerous persons	Application for real time DMV, state LE data, FBI, terrorist watch lists, etc. checks from mobile devices	LAW ENFORCEMENT
AGE ID®	Stops purveyors of age-restricted products from selling to minors. Helps vendors comply with law and avoid tragedies associated with minors accessing restricted products	Anywhere alcohol or other restricted products are sold. Client size ranges from sports stadiums and major restaurant chains nationwide, to smaller venues	LAW ENFORCEMENT, RETAIL, HOSPITALITY
GUEST ID®	Enhances the guest experience with instant, accurate registration that reduces fraud	ID Verification for hotels, resorts, motels	HOSPITALITY
DEFENSE ID®	Increases awareness and security at restricted facilities with instant ID authentication	Access control for: – Military – Government – Highly secure or classified facilities	DEFENSE

Value Proposition

Complete Real-Time Authentication Solution

- Real time execution is key: customers need to know the authenticity of a credential at the moment the engagement begins
- Intellicheck's patented ID authentication solutions instantly and accurately authenticate the credential (real vs. fake) by matching the encoded information stored in the barcode against Intellicheck's proprietary database of known authentic and known counterfeit formats
- Competition may only "read" barcodes, or conduct an optical character recognition (OCR) scan of the front of the driver license resulting in fake ID's being used in fraudulent transactions

Unmatched Accuracy and Ease of Use

- 99% accuracy rate, including driver licenses, state issued IDs and federal IDs such as military IDs, CAC and PIV
- Unique, patent-pending "State Aware" functionality ensures compliance with ID scanning state laws in all 50 states

Flexible Technology Delivered Via SaaS Solution

- SaaS offering designed for today's network-centric online and mobile world (optimized for smartphones, tablets and legacy systems)
- Easy integration with existing Point-of-Sale systems or can be deployed as a stand-alone product

Direct Access to Industry Standard Databases & Custom Engineering Consulting

- In addition to proprietary databases, Intellicheck designed its solution to access state and federal databases where critical information is stored
- Custom engineering consulting ensures clients will maximize the value of their data sets (yielding highly secure data aggregation and custom analytics to meet specific needs)

Retail ID Estimated ROI Example

Intellicheck, Inc.			
Retail ID Return on Investment Calculator			
Input: Monthly Total Scans		3,775,000	
Fraud Rate (based on historical client data)			
	Department Stores	0.299%	
	Furniture	0.150%	
	Jewelery	0.530%	
	Tools and Equipment	0.560%	
Retail Type	Sample Percentage of Bank's Business Mix	Average Fraudulent Transaction Amount (as reported by our clients)	Monthly Cost of Fraud
Department Store	25%	$2,100	$5,925,806
Jewelry	25%	$3,574	$5,059,444
Furniture	25%	$2,908	$14,545,453
Tools and Equipment	25%	$2,569	$13,577,165
	Total Monthly:	Cost of Fraud	$39,107,868

New CEO Go-To-Market Strategy

– 7 dedicated sales personnel growing to 10
– Reorganized sales staff by vertical (Law & Consumer Authentication) and include subject matter experts within sectors
– Make extensive use of optimized SEO and targeted mailing campaigns
– New Sales compensation plan focuses on driving SaaS license arrangements in the financial services, retail and law industries
– Increasing public relations and brand awareness

Other Initiatives

LAW ID®

- Strategic Partner - National Law Enforcement Telecommunications System (Nlets)
- 3 States live, 2 States with connectivity, 2 States in security clearance process

AGE ID®

- 33 law enforcement agencies now using Age ID
- Provides an anchor application and introduction for Law ID
- Focusing direct sales efforts on large license engagements and targeted mail campaigns

Financial Overview

Financial Highlights

SaaS Revenue Growth

- $595,000 in SaaS revenue in Q1 '18 (120% increase YoY)
- Approximately $2 million in trailing 12 month annual SaaS revenue

Balance Sheet
(as of March 31, 2018)

- Cash: $7.8 million
- Stockholder Equity: $15.7 million
- Debt free
- Raised $9.4 million in CMPO with with Oppenheimer/Northland in August 2017

Well Positioned for Growth

- Consumer authentication - Large markets without clear market leaders
- Law ID – No visible competition. Robust pipeline of pilots to be implemented with NLETS switch

Q1 2018 Operating Results

		Three Months Ended March 31,		
		2018		2017
REVENUES	$	1,062,062	$	712,660
COST OF REVENUES		(100,469)		(109,436)
Gross profit		961,593		603,224
OPERATING EXPENSES				
Selling, general and administrative		1,415,384		1,172,883
Research and development		628,036		370,597
Total operating expenses		2,043,420		1,543,480
Loss from operations		(1,081,827)		(940,256)
OTHER INCOME				
Interest and other income		13,870		3,499
Net loss	$	(1,067,957)	$	(936,757)
PER SHARE INFORMATION				
Loss per common share -				
Basic/Diluted	$	(0.07)	$	(0.09)
Weighted average common shares used				
in computing per share amounts -				
Basic/Diluted		15,271,213		10,731,856

Q1 2018 Balance Sheet

		March 31, 2018 (Unaudited)		December 31, 2017
CURRENT ASSETS:				
Cash	$	7,765,692	$	8,010,161
Accounts receivable, net of allowance of $18,750 at March 31, 2018 and December 31, 2017, respectively		703,016		652,627
Inventory		81,964		85,321
Other current assets		240,662		218,835
Total current assets		8,791,334		8,966,944
NOTE RECEIVABLE, net of current portion		60,764		71,138
PROPERTY AND EQUIPMENT, net		269,102		211,602
GOODWILL		8,101,661		8,101,661
INTANGIBLE ASSETS, net		424,327		463,578
OTHER ASSETS		67,808		67,181
Total assets	$	17,714,996	$	17,882,104
LIABILITIES AND STOCKHOLDERS' EQUITY				
CURRENT LIABILITIES:				
Accounts payable	$	123,052	$	71,578
Accrued expenses		930,405		815,350
Deferred revenue, current portion		810,361		739,980
Total current liabilities		1,863,818		1,626,908
OTHER LIABILITIES:				
Deferred revenue, long-term portion		82,650		87,736
Other long-term liabilities		79,203		158,407
Total liabilities		2,025,671		1,873,051
COMMITMENTS AND CONTINGENCIES (Note 11)				
STOCKHOLDERS' EQUITY:				
Common stock - $.001 par value; 40,000,000 shares authorized; 15,608,943 and 15,009,246 shares issued and outstanding at March 31, 2018 and December 31, 2017, respectively		15,609		15,009
Additional paid-in capital		127,164,498		126,416,869
Accumulated deficit		(111,490,782)		(110,422,825)
Total stockholders' equity		15,689,325		16,009,053
Total liabilities and stockholders' equity	$	17,714,996	$	17,882,104

INTELLICHECK

Contact Information

Bryan Lewis
516-453-6647
blewis@intellicheck.com

Bill White
516.992.1985
bwhite@intellicheck.com

Gar Jackson
Global IR Group
949.873.2789
gar@globalirgroup.com